EXHIBIT 99.03

PRICE LEGACY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET—UNAUDITED
As of June 30, 2002
(dollars in thousands)

        The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been presented as if the sales of the two self-storage properties and the acquisition of Dulles Town Crossing by the Company had occurred on June 30, 2002. The unaudited Pro Forma Condensed consolidated Balance Sheet should be read in conjunction with the consolidated financial statements of the Company included in the Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2002. In management's opinion, all pro forma adjustments have been made that are necessary to reflect this transaction. The unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 2002, does not include other transactions occurring after June 30, 2002, nor does it purport to present the future financial position of the Company.

	As of June 30, 2002
	Historical	Pro Forma Adjustments	Company Pro Forma
ASSETS:
Real estate assets	$1,067,029	$39,475	$1,106,504
Other Assets	151,928	9,794	161,722

Total Assets	1,218,957	49,269	1,268,226

LIABILITIES AND STOCKHOLDERS' EQUITY:
Mortgages and notes payable	506,971	40,863	547,834
Accounts payable and other liabilities	26,333	65	26,398

Total Liabilities	533,304	40,928	574,232
Minority interest	595	—	595
Stockholders' equity	685,058	8,341	693,399

Total liabilities and stockholders' equity	$1,218,957	$49,269	$1,268,226